Exhibit 99.1

PULASKI FINANCIAL REPORTS 45% INCREASE IN THIRD FISCAL QUARTER EPS

Current Versus Prior Year Quarter Highlights

•                  Earnings growth

•                  Diluted EPS $0.29 in 2013 versus $0.20 in 2012

•                  Annualized return on average assets 1.11% in 2013 versus 0.84% in 2012

•                  Annualized return on average common equity 12.97% in 2013 versus 9.46% in 2012

•                  43% increase in mortgage revenues

•                  48% decline in combined provision for loan losses and foreclosure costs

Linked Quarter Highlights

•                  9% increase in mortgage revenues

•                  $5 million, or 1%, increase in commercial loans

•                  Net interest income declines modestly; commercial loan growth only partially offsets impact of market-driven yield declines and expected legacy residential mortgage portfolio runoff

•                  Continued improvement in asset quality

•                  Non-performing assets down $1.9 million, or 4%, to 3.2% of total assets

•                  Internal adversely classified assets decreased 3% to approximately 40% of regulatory capital plus the allowance for loan losses

•                  Percentage of loans that were 31 to 89 days past due on payments remained low and almost constant at approximately 1% of gross loans

ST. LOUIS, July 30, 2013 —Pulaski Financial Corp. (Nasdaq Global Select: PULB) reported net income available to common shares for the quarter ended June 30, 2013 of $3.2 million, or $0.29 per diluted common share, compared with $2.2 million, or $0.20 per diluted common share, for the quarter ended June 30, 2012.  For the nine-month periods, the Company reported net income available to common shares of $9.2 million, or $0.83 per diluted common share, in 2013 compared with net income of $5.6 million, or $0.51 per diluted common share, in 2012.

Gary Douglass, President and Chief Executive Officer, commented, “We are very pleased with our third fiscal quarter results.  We saw a significant increase in mortgage revenues driven by the recovering housing market.  Our asset quality continued to improve, showing meaningful declines in non-performing and internally classified assets.  And finally, despite a challenging and generally low growth environment, we saw our third consecutive quarter of commercial loan growth.”

Net Interest Income Declines Modestly

Net interest income was $11.2 million for the quarter ended June 30, 2013 compared with $11.5 million for the quarter ended March 31, 2013 and $11.6 million for the quarter ended June 30, 2012.  The decreases were primarily the result of declines in the net interest margin combined with a change in the mix of interest-earning assets.  The net interest margin was

3.65% for the quarter ended June 30, 2013 compared with 3.67% for the March 2013 quarter and 3.84% for the June 2012 quarter.

Douglass commented, “We were encouraged to see another quarter of commercial loan growth.  Unfortunately, this growth was not sufficient to offset the expected shrinkage in our legacy residential loan portfolio caused mainly by the decreasing balances in our home equity line of credit portfolio, resulting in slight shrinkage in our total portfolio level.  We were also encouraged to see our net interest margin remain almost unchanged on a linked-quarter basis despite the significant industry-wide headwinds we faced during the quarter as we continued to feel the effect of the market-driven yield declines on new and renewing loans.”

Mortgage Revenues Showed a Substantial Increase on Improved Profit Margins and Higher Loan Sales Volumes

Primarily as the result of increased mortgage revenues, non-interest income increased to $4.9 million for the quarter ended June 30, 2013 compared with $4.1 million for the quarter ended June 30, 2012.  Mortgage revenues were $3.4 million on loan sales of $355 million for the quarter ended June 30, 2013 compared with $2.4 million on loan sales of $342 million for the quarter ended June 30, 2012.  The Company also saw a 9% increase in linked-quarter mortgage revenues.

Mortgage loans originated for sale totaled $358 million for the quarter ended June 30, 2013 compared with $350 million for the quarter ended June 30, 2012.  The Company continued to experience strong demand for loans to finance the purchase of homes.  Mortgage loans originated to finance the purchase of homes totaled $225 million, or 63% of total loans originated for sale, during the quarter ended June 30, 2013 compared with $200 million, or 57% of total loans originated for sale, for the quarter ended June 30, 2012.

The net profit margin on loans sold improved to 0.97% for the quarter ended June 30, 2013 compared with 0.70% for the June 30, 2012 quarter and 0.90% for the March 2013 quarter.  The increases were primarily the result of strong selling prices realized from the Company’s mortgage loan investors and the continued control of costs to originate such loans.  Mortgage loans held for sale increased to $144.6 million at June 30, 2013 compared with $144.0 million at March 31, 2013.

Douglass noted, “We experienced another quarter of strong loan demand that helped us achieve our ninth consecutive quarterly increase in mortgage revenues.  The recovering housing market had a dramatic impact on the mix of our origination activity during the quarter. The total dollar volume of loans originated to finance home purchases reached its highest level in 14 quarters.”

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Asset Quality Continued to Improve

Non-performing assets decreased to $42.9 million, or 3.2% of total assets, at June 30, 2013 from $44.9 million, or 3.3% of total assets, at March 31, 2013.  In addition, the balance of internal adversely classified assets decreased approximately 3% from March 31, 2013 to June 30, 2013, resulting in the seventh consecutive quarterly decline in this category.

The provision for loan losses for the three months ended June 30, 2013 was $1.8 million compared with $1.4 million for the three months ended March 31, 2013.  The increased provision was primarily the result of a higher level of net charge-offs.  Net charge-offs for the quarter ended June 30, 2013 totaled $1.8 million compared with $724,000 for the March 2013 quarter.

Other News — Results of At-The-Market Common Stock Offering

The Company previously announced on May 7, 2013, that it had filed a prospectus supplement under which it planned from time to time sell up to $10,000,000 of its common stock pursuant to an “at-the-market” equity offering program.  During the quarter ended June 30, 2013, the Company sold 13,653 shares of its common stock under the program through Sandler O’Neill & Partners, L.P. as sales agent.  Sales were made in “at-the-market” offerings directly on The Nasdaq Global Select Market at an average price of $10.60 resulting in net proceeds to the Company totaling $140,000.

Conclusion / Outlook

Douglass stated, “For our fourth fiscal quarter of 2013, we expect to see additional asset quality improvement resulting in the continuing normalization of credit costs.  We will remain focused on increasing our residential mortgage market share to capitalize on increasing home purchase activity and help minimize the revenue impact of potentially lower demand for mortgage refinancings caused by a higher interest rate environment.  We will also concentrate on a continuation of commercial loan growth.  And finally, we expect to continue to implement our capital management strategy by repurchasing additional preferred shares with available cash and excess capital.”

Conference Call Tomorrow

Pulaski Financial’s management will discuss third fiscal quarter results and other developments tomorrow, July 31, 2013, during a conference call beginning at 11 a.m. EDT (10 a.m. CDT).  The call will also be simultaneously webcast and archived for three months at:  http://pulaskibank.com/corporate-profile.aspx.  Participants in the conference call may dial 877-473-3757, conference ID 42945640, a few minutes before the start time. The call will also be available for replay through August 31, 2013 at 855-859-2056 or 404-537-3406, conference ID 42945640.

About Pulaski Financial

Pulaski Financial Corp., operating in its 91st year through its subsidiary, Pulaski Bank, offers a full line of quality retail and commercial banking products through 13 full-service branch offices

3

in the St. Louis metropolitan area.  The Bank also offers mortgage loan products through loan production offices in the St. Louis and Kansas City metropolitan areas, mid-Missouri, southwestern Missouri, eastern Kansas, Omaha, Nebraska, and Council Bluffs, Iowa. The Company’s website can be accessed at www.pulaskibank.com.

This news release may contain forward-looking statements about Pulaski Financial Corp., which the Company intends to be covered under the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.  Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of the Company. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. You are cautioned that forward-looking statements involve uncertainties, and important factors could cause actual results to differ materially from those anticipated, including changes in general business and economic conditions, changes in interest rates, legal and regulatory developments, increased competition from both banks and non-banks, changes in customer behavior and preferences,  and effects of critical accounting policies and judgments. For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended September 30, 2012 on file with the SEC, including the sections entitled “Risk Factors.”  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

For Additional Information Contact:

Investor Relations

Pulaski Financial Corp.

(314) 878-2210

Tables follow...

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PULASKI FINANCIAL CORP.

CONDENSED STATEMENTS OF INCOME

(Unaudited)

	(Dollars in thousands except per share data)
	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Interest income	$12,707	$13,176	$13,663
Interest expense	1,545	1,687	2,016

Net interest income	11,162	11,489	11,647
Provision for loan losses	1,800	1,375	3,000

Net interest income after provision for loan losses	9,362	10,114	8,647

Retail banking fees	998	994	1,002
Mortgage revenues	3,444	3,148	2,410
Investment brokerage revenues	185	264	350
Other	287	230	340
Total non-interest income	4,914	4,636	4,102

Salaries and employee benefits	4,414	4,413	3,773
Occupancy, equipment and data processing expense	2,664	2,545	2,330
Advertising	157	111	168
Professional services	569	801	844
Real estate foreclosure losses and expense, net	112	240	436
FDIC deposit insurance premium expense	265	276	650
Other	617	720	589
Total non-interest expense	8,798	9,106	8,790

Income before income taxes	5,478	5,644	3,959
Income tax expense	1,870	1,992	1,213
Net income after tax	3,608	3,652	2,746
Preferred stock dividends	(373)	(406)	(518)
Earnings available to common shares	$3,235	$3,246	$2,228

Annualized Performance Ratios
Return on average assets	1.11%	1.09%	0.84%
Return on average common equity	12.97%	13.36%	9.46%
Interest rate spread	3.54%	3.55%	3.70%
Net interest margin	3.65%	3.67%	3.84%

SHARE DATA
Weighted average shares outstanding - basic	10,914,913	10,916,522	10,709,072
Weighted average shares outstanding - diluted	11,147,049	11,136,801	11,121,025
Basic earnings per common share	$0.30	$0.30	$0.21
Diluted earnings per common share	$0.29	$0.29	$0.20
Dividends per common share	$0.095	$0.095	$0.095

PULASKI FINANCIAL CORP.

CONDENSED STATEMENTS OF INCOME, Continued

(Unaudited)

	(Dollars in thousands except per share data)
	Nine Months Ended June 30,
	2013	2012
Interest income	$39,496	$42,297
Interest expense	5,038	6,714

Net interest income	34,458	35,583
Provision for loan losses	5,240	11,500

Net interest income after provision for loan losses	29,218	24,083

Retail banking fees	3,145	2,982
Mortgage revenues	9,580	5,994
Investment brokerage revenues	742	1,120
Other	798	976
Total non-interest income	14,265	11,072

Salaries and employee benefits	13,393	11,297
Occupancy, equipment and data processing expense	7,569	6,840
Advertising	388	381
Professional services	1,924	1,674
Real estate foreclosure losses and expenses, net	1,566	1,783
FDIC deposit insurance premiums	975	1,318
Other	1,946	1,571
Total non-interest expense	27,761	24,864

Income before income taxes	15,722	10,291
Income tax expense	5,334	3,134
Net income after tax	10,388	7,157
Preferred stock dividends	(1,185)	(1,553)
Earnings available to common shares	$9,203	$5,604

Annualized Performance Ratios
Return on average assets	1.05%	0.73%
Return on average common equity	12.58%	8.05%
Interest rate spread	3.60%	3.74%
Net interest margin	3.73%	3.89%

SHARE DATA
Weighted average shares outstanding - basic	10,881,986	10,657,747
Weighted average shares outstanding - diluted	11,116,479	11,087,851
Basic earnings per common share	$0.85	$0.53
Diluted earnings per common share	$0.83	$0.51
Dividends per common share	$0.285	$0.285

PULASKI FINANCIAL CORP.

BALANCE SHEET DATA

(Unaudited)

	(Dollars in thousands)
	June 30,	March 31,	September 30,
	2013	2013	2012
Total assets	$1,348,402	$1,350,635	$1,347,517
Loans receivable, net	1,001,095	1,003,363	975,728
Allowance for loan losses	18,581	18,608	17,117
Mortgage loans held for sale, net	144,636	144,031	180,575
Investment securities	41,014	39,565	27,578
FHLB stock	6,552	4,535	5,559
Cash and cash equivalents	69,555	70,107	62,335
Deposits	1,042,900	1,094,251	1,081,698
Borrowed Money	145,877	97,943	109,981
Subordinated debentures	19,589	19,589	19,589
Stockholders’ equity - preferred	23,225	25,152	24,976
Stockholders’ equity - common	100,068	97,749	93,191
Book value per common share	$8.80	$8.60	$8.21
Tangible book value per share	$8.46	$8.25	$7.86
Regulatory capital ratios - Pulaski Bank only: (1)
Tier 1 leverage capital (to average assets)	10.08%	9.90%	9.63%
Total risk-based capital (to risk-weighted assets)	14.15%	13.91%	13.58%

(1)  June 30, 2013 regulatory capital ratios are estimated.

	June 30,	March 31,	September 30,
	2013	2013	2012
LOANS RECEIVABLE
Single-family residential:
Residential first mortgage	$213,650	$213,685	$211,760
Residential second mortgage	43,181	41,455	42,091
Home equity lines of credit	121,760	129,651	143,931
Total single-family residential	378,591	384,791	397,782
Commercial:
Commercial and multi-family real estate	341,778	346,678	323,334
Land acquisition and development	45,533	46,350	47,263
Real estate construction and development	21,227	18,617	21,907
Commercial and industrial	228,071	220,414	197,755
Total commercial	636,609	632,059	590,259
Consumer and installment	2,124	2,397	2,674
	1,017,324	1,019,247	990,715
Add (less):
Deferred loan costs	3,147	3,024	3,116
Loans in process	(795)	(300)	(986)
Allowance for loan losses	(18,581)	(18,608)	(17,117)
Total	$1,001,095	$1,003,363	$975,728

Weighted average rate at end of period	4.57%	4.75%	4.92%

	June 30, 2013		March 31, 2013		September 30, 2012
		Weighted		Weighted		Weighted
		Average		Average		Average
		Interest		Interest		Interest
	Balance	Rate	Balance	Rate	Balance	Rate
	(Dollars in thousands)
DEPOSITS
Demand Deposit Accounts:
Non-interest-bearing checking	$172,358	0.00%	$166,943	0.00%	$173,374	0.00%
Interest-bearing checking	250,655	0.09%	262,768	0.10%	276,542	0.14%
Savings accounts	39,288	0.13%	39,492	0.13%	37,258	0.14%
Money market	192,252	0.26%	193,172	0.26%	149,194	0.26%
Total demand deposit accounts	654,553	0.12%	662,375	0.12%	636,368	0.13%

Certificates of Deposit:
Retail	331,938	0.92%	352,401	1.04%	365,848	1.17%
CDARS	56,409	0.29%	79,476	0.30%	79,483	0.34%
Total certificates of deposit	388,347	0.83%	431,877	0.90%	445,331	1.02%
Total deposits	$1,042,900	0.39%	$1,094,252	0.43%	$1,081,699	0.50%

PULASKI FINANCIAL CORP.

NONPERFORMING ASSETS

(Unaudited)

	(In thousands)
	June 30,	March 31,	September 30,
	2013	2013	2012
NON-PERFORMING ASSETS
Non-accrual loans:
Residential real estate first mortgages	$3,675	$4,739	$4,248
Residential real estate second mortgages	815	355	610
Home equity lines of credit	2,588	2,405	1,613
Commercial and multi-family real estate	2,467	3,178	6,119
Land acquisition and development	—	27	—
Real estate construction and development	—	33	358
Commercial and industrial	3,580	3,580	4,412
Consumer and other	1	37	102
Total non-accrual loans	13,126	14,354	17,462

Troubled debt restructured: (1)
Current under the restructured terms:
Residential real estate first mortgages	5,549	7,219	11,809
Residential real estate second mortgages	780	509	1,473
Home equity lines of credit	647	607	1,266
Commercial and multi-family real estate	6,476	6,358	6,388
Land acquisition and development	44	45	—
Real estate construction and development	44	—	34
Commercial and industrial	675	1,507	1,186
Consumer and other	31	36	42
Total current troubled debt restructurings	14,246	16,281	22,198
Past due under restructured terms:
Residential real estate first mortgages	2,155	2,645	5,463
Residential real estate second mortgages	357	332	166
Home equity lines of credit	169	399	542
Commercial and multi-family real estate	1,838	2,045	1,607
Land acquisition and development	—	—	39
Commercial and industrial	1,298	—	—
Total past due troubled debt restructurings	5,817	5,421	7,817
Total troubled debt restructurings	20,063	21,702	30,015
Total non-performing loans	33,189	36,056	47,477
Real estate acquired in settlement of loans:
Residential real estate	5,853	4,624	2,651
Commercial real estate	3,898	4,194	11,301
Total real estate acquired in settlement of loans	9,751	8,818	13,952
Total non-performing assets	$42,940	$44,874	$61,429

(1)         Troubled debt restructured includes non-accrual loans totaling $20.1 million, $21.7 million and $30.0 million at June 30, 2013, March 31, 2013 and September 30, 2012, respectively.  These totals are not included in non-accrual loans above.

PULASKI FINANCIAL CORP.

ALLOWANCE FOR LOAN LOSSES AND ASSET QUALITY RATIOS

(Unaudited)

	(Dollars in thousands)
	Three Months		Nine Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
ALLOWANCE FOR LOAN LOSSES
Allowance for loan losses, beginning of period	$18,608	$18,254	$17,117	$25,714
Provision charged to expense	1,800	3,000	5,240	11,500
Charge-offs:
Residential real estate loans:
First mortgages	1,328	1,535	2,930	6,588
Second mortgages	210	396	1,078	1,824
Home equity	557	254	1,906	4,091
Total residential real estate loans	2,095	2,185	5,914	12,503
Commercial loans:
Commercial and multi-family real estate	438	389	1,003	3,998
Land acquisition & development	2	—	24	262
Real estate construction and development	—	57	260	298
Commercial and industrial loans	—	790	484	2,025
Total commercial loans	440	1,236	1,771	6,583
Consumer and other	25	10	84	503
Total charge-offs	2,560	3,431	7,769	19,589
Recoveries:
Residential real estate loans:
First mortgages	30	30	59	41
Second mortgages	45	22	154	42
Home equity	152	23	309	103
Total residential real estate loans	227	75	522	186
Commercial loans:
Commercial and multi-family real estate	110	5	1,219	64
Land acquisition & development	6	—	23	6
Real estate construction and development	1	10	1,797	10
Commercial and industrial	375	80	400	94
Total commercial loans	492	95	3,439	174
Consumer and other	14	8	32	15
Total recoveries	733	178	3,993	376
Net charge-offs	1,827	3,253	3,776	19,213
Balance, end of period	$18,581	$18,001	$18,581	$18,001

	June 30,	March 31,	September 30,
	2013	2013	2012
ASSET QUALITY RATIOS
Non-performing loans as a percent of total loans	3.26%	3.54%	4.79%
Non-performing loans excluding current troubled debt restructurings as a percent of total loans	1.86%	1.94%	2.55%
Non-performing assets as a percent of total assets	3.18%	3.32%	4.56%
Non-performing assets excluding current troubled debt restructurings as a percent of total assets	2.13%	2.12%	2.91%
Allowance for loan losses as a percent of total loans	1.83%	1.83%	1.73%
Allowance for loan losses as a percent of non-performing loans	55.99%	51.61%	36.05%
Allowance for loan losses as a percent of non-performing loans excluding current troubled debt restructurings and related allowance for loan losses	92.30%	91.55%	65.56%

PULASKI FINANCIAL CORP.

AVERAGE BALANCE SHEETS

(Unaudited)

	(Dollars in thousands)
	Three Months Ended
	June 30, 2013			June 30, 2012
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost
Interest-earning assets:
Loans receivable	$1,018,207	$11,381	4.47%	$1,014,444	$12,304	4.85%
Mortgage loans held for sale	149,517	1,238	3.31%	136,226	1,249	3.67%
Other interest-earning assets	55,158	89	0.65%	63,218	110	0.70%
Total interest-earning assets	1,222,882	12,708	4.16%	1,213,888	13,663	4.50%
Non-interest-earning assets	83,141			93,496
Total assets	$1,306,023			$1,307,384

Interest-bearing liabilities:
Deposits	$893,572	$1,169	0.52%	$934,904	$1,649	0.71%
Borrowed money	107,056	377	1.40%	69,420	367	2.10%
Total interest-bearing liabilities	1,000,628	1,546	0.62%	1,004,324	2,016	0.80%
Non-interest-bearing deposits	167,810			162,510
Non-interest-bearing liabilities	13,984			14,552
Stockholders’ equity	123,601			125,998
Total liabilities and stockholders’ equity	$1,306,023			$1,307,384
Net interest income		$11,162			$11,647
Interest rate spread			3.54%			3.70%
Net interest margin			3.65%			3.84%

	(Dollars in thousands)
	Nine Months Ended
	June 30, 2013			June 30, 2012
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost
Interest-earning assets:
Loans receivable	$1,004,110	$34,964	4.64%	$1,028,570	$38,154	4.95%
Mortgage loans held for sale	170,719	4,219	3.30%	137,862	3,836	3.71%
Other interest-earning assets	57,309	314	0.73%	52,176	307	0.79%
Total interest-earning assets	1,232,138	39,497	4.27%	1,218,608	42,297	4.63%
Non-interest-earning assets	83,982			88,403
Total assets	$1,316,120			$1,307,011

Interest-bearing liabilities:
Deposits	$915,712	$3,930	0.57%	$941,039	$5,604	0.79%
Borrowed money	90,342	1,109	1.64%	70,237	1,111	2.11%
Total interest-bearing liabilities	1,006,054	5,039	0.67%	1,011,276	6,715	0.89%
Noninterest-bearing deposits	173,182			156,685
Noninterest-bearing liabilities	14,734			14,586
Stockholders’ equity	122,150			124,464
Total liabilities and stockholders’ equity	$1,316,120			$1,307,011
Net interest income		$34,458			$35,582
Interest rate spread			3.60%			3.74%
Net interest margin			3.73%			3.89%

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